Exhibit B.6
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.
Date: July 31, 2008

CHARLES F. DOLAN individually and as Trustee of the Charles F. Dolan 2007 Grantor Retained Annuity Trust and the Charles F. Dolan 2008 Grantor Retained Annuity Trust

By:	*

KATHLEEN M. DOLAN, individually and as a Trustee for Dolan Grandchildren Trust, the Dolan Descendants Trust, the Dolan Progeny Trust, the Dolan Spouse Trust, the DC Kathleen Trust and the CFD Trust No. 1

By:	*

LAWRENCE J. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust f/b/o Kathleen M. Dolan, the Charles F. Dolan 2001 Family Trust f/b/o Marianne Dolan Weber, the Charles F. Dolan 2001 Family Trust f/b/o Deborah A. Dolan-Sweeney and the Charles F. Dolan 2001 Family Trust f/b/o Thomas C. Dolan

By:	*

DAVID M. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust f/b/o Kathleen M. Dolan, the Charles F. Dolan 2001 Family Trust f/b/o Marianne Dolan Weber, the Charles F. Dolan 2001 Family Trust f/b/o Deborah A. Dolan-Sweeney and the Charles F. Dolan 2001 Family Trust f/b/o Thomas C. Dolan

By:	*

PAUL J. DOLAN, as a Trustee of the Dolan Grandchildren Trust, the Dolan Descendants Trust, the Dolan Progeny Trust, the Dolan Spouse Trust, the D.C. Kathleen Trust and the CFD Trust No. 1

By:	*

* By: /s/ Brian G. Sweeney
     As Attorney-in-Fact

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